UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2018

VAXART, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Utah Ave

Suite 200

South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

(650) 550-3500

(Registrant’s telephone number, including area code)

Aviragen Therapeutics, Inc.

2500 Northwinds Parkway, Suite 100

Alpharetta, Georgia 30009

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Introductory Note

On February 13, 2018, privately-held Vaxart, Inc. (“Vaxart”) and Aviragen Therapeutics, Inc. (“Aviragen”), completed a business combination in accordance with the terms of that certain Agreement and Plan of Merger and Reorganization, dated as of October 27, 2017, by and among the Aviragen, Agora Merger Sub, Inc. (“Merger Sub”) and Vaxart (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Vaxart, with Vaxart surviving as a wholly-owned subsidiary of Aviragen (the “Merger”). Pursuant to the Merger Agreement, Aviragen changed its name to Vaxart, Inc. (the “Combined Company”) and privately-held Vaxart changed its name to Vaxart Biosciences, Inc. (the “Subsidiary”).

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 1.01.	Entry into a Material Definitive Agreement

Second Amendment to Loan and Security Agreement

On February 13, 2018, the Combined Company and Oxford Finance LLC (“Oxford”) entered into a Second Amendment (the “Second Amendment”) to that certain Loan and Security Agreement, dated December 22, 2016, as amended by and between the Subsidiary and Oxford (the “Loan and Security Agreement”).

The Second Amendment, among other modifications, joins each of the Combined Company, Biota Holdings Limited, an Australian limited company, and Biota Scientific Management PTY LTD, an Australian proprietary limited company as co-borrowers under the Loan and Security Agreement.

Pursuant to the Second Amendment, the Combined Company issued Oxford a replacement warrant to purchase 120,055 pre-reverse stock split shares of the Combined Company’s common stock with an exercise price of $2.09 per share, effective upon the closing of the Merger (the “New Warrant”). The New Warrant replaces a similar warrant previously issued to Oxford by the Subsidiary. The New Warrant does not contain any anti-dilution provisions and the prior warrant has been cancelled.

The foregoing description of the Second Amendment and New Warrant do not purport to be complete and are qualified in entirety by reference to the full text of the Second Amendment and New Warrant, respectively, which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Indemnity Agreement

On February 13, 2018, immediately following the closing of the Merger, the Board of Directors of the Combined Company approved a new indemnity agreement to be entered into between the Combined Company and each of its directors and executive officers. The indemnity agreement requires that the Combined Company indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being, or threatened to be, made a party to or participant in certain actions, suits and proceedings by reason of the fact that such person is or was a director or executive officer of the Combined Company. The indemnity agreement also requires that the Combined Company indemnify such persons to the fullest extent permitted by applicable law against certain expenses if such person is, or is threatened to be made, a party to or participant in a proceeding by or in the right of the Combined Company to procure a judgment in its favor. The rights of each person who is a party to an indemnity agreement are not exclusive of any other rights to which such person may be entitled under applicable law, the Combined Company’s certificate of incorporation, the Combined Company’s bylaws, any other agreement, a vote of the Combined Company’s stockholders, a resolution adopted by the Combined Company’s board of directors or otherwise.

Immediately following the closing of the Merger, the Combined Company entered into indemnity agreements with each of its executive officers: Wouter W. Latour, M.D., John M. Harland and Sean N. Tucker, and its directors: Michael J. Finney, Ph.D., Jan Leschly, Richard J. Markham, Geoffrey F. Cox, Ph.D., John P. Richard and Anne M. VanLent.

The foregoing description of the indemnity agreement is not complete and is subject to and qualified in its entirety by reference to the indemnity agreement, a copy of which is filed as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On February 13, 2018, in connection with, and immediately following the completion of, the Merger, the Combined Company effected a reverse stock split at a ratio of one new share for every eleven shares of its common stock outstanding (the “1:11 Reverse Stock Split”), and immediately following the Merger, the Combined Company changed its name to “Vaxart, Inc.” Following the closing of the Merger, the business conducted by the Combined Company became primarily the business conducted by Vaxart, which is a clinical-stage company focused on developing oral recombinant protein vaccines based on its proprietary oral vaccine platform.

Under the terms of the Merger Agreement, the Combined Company issued an aggregate of approximately 39.9 million pre-reverse stock split shares of its common stock to the Subsidiary’s stockholders, warrantholders and optionholders, at an exchange rate of approximately 0.221 pre-reverse stock split shares of Combined Company common stock in exchange for each share of the Subsidiary capital stock outstanding immediately prior to the Merger The exchange rate was determined pursuant to the terms of the Merger Agreement. The Combined Company also assumed all of the stock options outstanding under the Vaxart 2007 Stock Option Plan (the “Subsidiary Plan”), with such stock options representing the right to purchase a number of shares of Combined Company common stock equal to approximately 0.221 multiplied by the number of shares of Subsidiary common stock previously represented by such options under the Subsidiary Plan. The Combined Company also assumed the Subsidiary Plan.

Immediately after the Merger there were approximately 7.1 million post-reverse stock split shares of the Combined Company’s common stock outstanding. Immediately after the Merger, the Subsidiary’s stockholders, warrantholders and optionholders owned approximately 51% of the fully-diluted common stock of the Combined Company, with the Combined Company’s stockholders and optionholders immediately prior to the Merger, whose shares of the Combined Company’s common stock remain outstanding after the Merger, owning approximately 49% of the fully-diluted common stock of the Combined Company.

The issuance of the shares of the Combined Company’s common stock to the Subsidiary’s stockholders was registered with the U.S. Securities and Exchange Commission (the “SEC”) on a Registration Statement on Form S-4, as amended, (File No. 333-222009) (the “Registration Statement”). Immediately prior to the Merger, $33.6 million in aggregate principal amount outstanding under the unsecured subordinated convertible promissory notes of the Subsidiary and all interest accrued thereon were converted into shares of Combined Company common stock.

The Combined Company’s shares of common stock are listed on The Nasdaq Capital Market and traded through the close of business on Tuesday, February 13, 2018 under the ticker symbol “AVIR,” and commenced trading on the Nasdaq Capital Market under the ticker symbol “VXRT” on Wednesday, February 14, 2018. The Combined Company’s common stock has a new CUSIP number, 92243A 200.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

Following the closing of the Merger, on February 13, 2018, pursuant to the terms of the Second Amendment, the Combined Company issued Oxford a replacement warrant to purchase 120,055 pre-reverse stock split shares of the Combined Company’s common stock with an exercise price of $2.09 per share.

The description of the New Warrant set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a) Prior to the completion of the Merger, Ernst & Young LLP served as the auditor of Aviragen. On February 13, 2018, the Board of Directors of the Combined Company dismissed Ernst & Young LLP as its independent registered public accounting firm, effective immediately.

The reports of Ernst & Young LLP on Aviragen’s consolidated financial statements for the fiscal years ended June 30, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal years ended June 30, 2017 and 2016, and the subsequent interim period through February 13, 2018 there were no: (1) disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement if not resolved to the satisfaction of Ernst & Young LLP would have caused Ernst & Young LLP to make reference thereto in its reports on the consolidated financial statements for such years, or (2) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K).

(b) On February 13, 2018, the Board of Directors of the Combined Company approved the engagement of KPMG LLP as the Combined Company’s independent registered public accounting firm for the year ending December 31, 2017.

During the years ended December 31, 2016 and 2015, and the subsequent interim period through February 13, 2018 neither Vaxart, Aviragen, nor anyone on their behalf consulted with KPMG LLP, regarding either (i) the application of accounting principles to a specific transaction, completed or proposed, or the type of audit opinion that might be rendered on Vaxart’s financial statements, and neither a written report nor oral advice was provided to Vaxart that KPMG LLP concluded was an important factor considered by Vaxart in reaching a decision as to any accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

The Combined Company delivered a copy of this Current Report on Form 8-K to Ernst & Young LLP on February 15, 2018 and requested that a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the statements made in response to this Item and, if not, stating the respects in which it does not agree. Ernst & Young LLP responded with a letter dated February 16, 2018, stating that Ernst & Young LLP agrees with the statements set forth above, a copy of which is filed as Exhibit 16.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.01	Changes in Control of Registrant.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01 of this Current Report on Form 8-K.

In accordance with the Merger Agreement, on February 13, 2018, contingent upon and effective immediately as of the closing of the Merger, Russell H. Plumb, Joseph Patti, Ph.D., Armando Anido, Michael Dougherty, and Michael Dunne, M.D. resigned from the Aviragen’s board of directors and any respective committees of the board of directors to which they belonged (the “Prior Directors”). Geoffrey F. Cox, Ph.D., John P. Richard and Anne M. VanLent are continuing as directors of the Combined Company (the “Remaining Directors”). Also on February 13, 2018, the Remaining Directors appointed Wouter W. Latour, M.D., Michael J. Finney, Ph.D., Jan Leschly, and Richard J. Markham as members of the Combined Company’s board of directors as of the effective time of the Merger.

The Combined Company’s directors after the closing of the Merger are described in the Registration Statement in the section titled “Management Following the Merger” and is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) In accordance with the Merger Agreement, on February 13, 2018 the Prior Directors resigned from Aviragen’s board of directors and any respective committees of the board of directors on which they served, which resignations were not the result of any disagreements with Aviragen relating to Aviragen’s operations, policies or practices.

In accordance with the Merger Agreement, on February 13, 2018 all of the executive officers of Aviragen resigned effective immediately as of the closing of the Merger. Joseph Patti, Ph.D., resigned as Chief Executive Officer and Mark Colonnese resigned as Chief Financial Officer. Dr. Patti’s and Mr. Colonnese’s employment agreements are described in the Registration Statement in the section titled “The Merger—Interests of the Aviragen Directors and Executive Officer in the Merger” and are incorporated herein by reference.

(c) In accordance with the Merger Agreement, on February 13, 2018, the Remaining Directors appointed Wouter W. Latour, M.D., Michael J. Finney, Ph.D., Jan Leschly, and Richard J. Markham as members of the Combined Company’s board of directors and appointed Wouter Latour, M.D. as President and Chief Executive Officer, John M. Harland as Chief Financial Officer and Sean N. Tucker as Chief Scientific Officer of the Combined Company as of the effective time of the Merger.

The biographies of the Combined Company’s directors and executive officers after the closing of the Merger are set forth in the Registration Statement in the section titled “Management Following the Merger” and are incorporated herein by reference.

The employment arrangements of the Combined Company’s executive officers are set forth in the Registration Statement in the section titled “Vaxart Executive Compensation – Vaxart’s Employment Arrangements – Offer Letters ” and are incorporated herein by reference.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

(a) On February 13, 2018, immediately following the closing of the Merger, the certificate of incorporation of the Combined Company was amended to change its name from Aviragen Therapeutics, Inc. to Vaxart, Inc. (the “Name Change Charter”).    Also on February 13, 2018, immediately following the effectiveness of the Name Change Charter, the certificate of incorporation was further amended to effect the 1:11 Reverse Stock Split, (the “Reverse Split Charter”).

The foregoing description of the Name Change Charter and the Reverse Split Charter are not complete and are subject to and qualified in their entirety by reference to the Name Change Charter and the Reverse Split Charter, respectively, which are filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K and are incorporated by reference herein.

(b) Vaxart was determined to be the accounting acquirer based upon the terms of the Merger Agreement resulting in a change to the fiscal year of the Combined Company to December 31, effective as of the closing of the Merger.

Item 5.07	Submission of Matters to a Vote of Security Holders.

(a) A Special Meeting of Stockholders of Aviragen (the “Special Meeting”) was initially convened on February 6, 2018 and subsequently adjourned to February 9, 2018 and then to February 13, 2018. At the Special Meeting, as reconvened on February 13, 2018 at 10:00 a.m., Eastern Standard Time, at 2500 Northwinds Parkway, Suite 100, Alpharetta, Georgia 30009 38,649,237 shares of common stock were represented by proxy or in person.

(b) The Aviragen stockholders eligible to vote as of January 2, 2018, the record date for the Special Meeting, voted as set forth below on the following proposals, each of which is described in detail in the Registration Statement and mailed by Aviragen to its stockholders on or about January 5, 2018.

The final voting results for each matter submitted to a vote of Aviragen’s stockholders as of February 13, 2018 at the Special Meeting are as follows (presented on a pre-reverse stock split basis):

Proposal 1. Stock Issuance Proposal.

Proposal 1 to approve the issuance of shares of Aviragen’s common stock pursuant to the Merger Agreement was passed, with voting results as followed:

For	Against	Abstain
16,148,251	7,297,237	29,519

Proposal 2. Reverse Stock Split Proposal.

Proposal 2 to approve an amendment to the restated certificate of incorporation of Aviragen to effect a reverse stock split of Aviragen’s common stock, at a ratio in the range of 10 and 20-for-1, with such specific ratio to be mutually agreed upon by Aviragen and the Subsidiary or, if Proposal 1 is not approved by Aviragen’s stockholders, determined solely by Aviragen’s board of directors following the Special Meeting was passed, with voting results as follows:

For	Against	Abstain
21,205,980	2,895,062	40,274

Proposal 3. Executive Merger Compensation Proposal.

Proposal 3 to approve, on a non-binding advisory basis, the compensation that will or may become payable by Aviragen to its named executive officers in connection with the Merger was passed, with voting results as follows:

For	Against	Abstain
14,226,609	6,663,348	2,585,415

Proposal 4. Say-on-Pay Frequency Proposal.

Aviragen’s stockholders voted on a non-binding advisory basis on the frequency of the advisory vote on the compensation of Aviragen’s named executive officers as follows.

Once Every Year	Every 2 Years	Every 3 Years	Abstain
22,415,909	237,397	524,415	297,286

Proposal 5. Adjournment Proposal.

Proposal 5 to adjourn the Special Meeting, if necessary, was passed, with voting results as follows:

For	Against	Abstain
15,465,727	9,711,481	86,903

After considering the results of the foregoing advisory vote on the Say-on-Pay Frequency Proposal, the board of directors has decided that it will include an advisory vote on the compensation paid to the named executive officers in its proxy materials every year until the next required vote on the frequency of future advisory votes on named executive officer compensation, which will occur no later than the Annual Meeting of Stockholders in 2024.

No other matters were presented for stockholder approval at the Special Meeting.

(c) As previously disclosed in our Current Report on Form 8-K, filed with the Commission on February 9, 2018, (the “February Current Report”) Aviragen and the Subsidiary entered into a binding settlement agreement (the “Settlement Agreement”) with Digirad Corporation, East Hill Management Company, LLC and Thomas M. Clay,

Manager. The description of the Agreement as contained in the February Current Report is incorporated herein by reference but is not complete and is subject to and qualified in its entirety by reference to the Settlement Agreement which is filed as Exhibit 10.4 hereto and is incorporated by reference herein.

Item 8.01	Other Events.

On February 13, 2018, the Combined Company issued a press release announcing the closing of the Merger. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The Combined Company intends to file the financial statements for the year ended December 31, 2017 on a Current Report on Form 8-K by March 31, 2018.

(b) Pro Forma Financial Information.

The Combined Company intends to file the pro forma financial information as part of an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d) Exhibits

Exhibit Number	Description of Document	Incorporated by Reference
		Schedule/ Form	File Number	Exhibits	Filing Date

2.1	Agreement and Plan of Merger and Reorganization, dated October 27, 2017, by and among Aviragen Therapeutics, Inc., Vaxart, Inc. and Agora Merger Sub, Inc. (included as Annex A to the proxy statement/prospectus/information statement forming a part of this registration statement).	Form S-4	333-222009	2.1	December 29, 2017

2.2	Amendment No. 1 to Agreement and Plan of Merger and Reorganization dated February 7, 2018 by and among Aviragen Therapeutics, Inc., Vaxart, Inc. and Agora Merger Sub, Inc.	Form 8-K	001-35285	2.1	February 7, 2018

3.1*	Certificate of Amendment to Restated Certificate of Incorporation

3.2*	Certificate of Amendment to Restated Certificate of Incorporation

10.1*	Second Amendment to the Loan Agreement, dated February 13, 2018, between Vaxart, Inc. and Oxford Finance LLC

10.2*	Warrant issued to Oxford Finance LLC, dated February 13, 2018

10.3*	Form of Indemnification Agreement

10.4	Settlement Agreement, dated as of February 9, 2018, by and among Aviragen Therapeutics, Inc., Vaxart, Inc., Digirad Corporation and East Hill Management Company, LLC.	Form 8-K	001-35285	10.1	February 9, 2015

16.1*	Letter dated February 16, 2018 from Ernst & Young LLP to the Securities and Exchange Commission

99.1*	Press release issued by Vaxart, Inc. and Aviragen Therapeutics, Inc., dated February 13, 2018

*	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: February 20, 2018
	By:	/s/ Wouter W. Latour, M.D.
	Name:	Wouter W. Latour, M.D.
	Title:	President and Chief Executive Officer